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                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: November 4, 1997
                        (Date of earliest event reported)


                        Central Reserve Life Corporation
             (Exact Name of Registrant as specified in its charter)


           Ohio                             0-8483                               34-1017531
           ----                             ------                               ----------
(State or other jurisdiction of      (Commission File Number)         (IRS Employer Identification Number)
       Incorporation)


          17800 Royalton Road, Strongsville, Ohio              44136
          ---------------------------------------              -----
          (Address of Principal Executive Offices)           (Zip Code)

                                 (216) 572-2400
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.                          OTHER EVENTS
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         On October 29, 1997, Standard Management Corporation, an Indiana
corporation ("SMC") and Central Reserve Life Corporation, an Ohio corporation ("Central Reserve"), announced that they had terminated merger discussions.

         See attached News Release.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 4, 1997              CENTRAL RESERVE LIFE CORPORATION

                                     By:  Frank W. Grimone

                                     Frank W. Grimone, Chief Financial Officer


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                 [CENTRAL RESERVE LIFE CORPORATION LETTERHEAD]



FOR IMMEDIATE RELEASE

              CENTRAL RESERVE LIFE CORPORATION, STANDARD MANAGEMENT
                    CORPORATION TERMINATE MERGER DISCUSSIONS;
          CENTRAL RESERVE LIFE CONTINUES DISCUSSIONS WITH OTHER BIDDERS

Strongsville, Ohio, (October 29, 1991) -- Central Reserve Life Corporation (Nasdaq: CRLC) confirmed today that it has terminated discussions with Standard Management Corporation regarding a potential merger between the two companies. It continues to be engaged in detailed discussions with other entities that are interested in providing its major subsidiary, Central Reserve Life Insurance Company (Central), with a means of returning its adjusted capital to required levels. Certain of these entities have expressed an interest in acquiring all of the outstanding stock of, or making a substantial investment in, the Company as part of any such transactions with Central. No agreement has been reached with any such entities.

Central Reserve Life Corporation, through its Ohio-domiciled insurance company, Central Reserve Life Insurance Company (CRL), specializes in meeting the insurance needs of small to mid-size businesses and individuals. Among the products CRL offers are life insurance, annuities, accident and health insurance, short term major medical and long-term disability.